                          CONSULTING SERVICES AGREEMENT
                          -----------------------------

THIS  CONSULTING  SERVICES AGREEMENT is made as of the 31st  day of January 2003

BETWEEN:

     SUNGOLD  ENTERTAINMENT CORP., a company duly incorporated under the laws of
     ----------------------------
     the Province of British Columbia, and having its registered and records office at Suite 500 - 666 Burrard Street, Vancouver, B.C., V6C 3P6,

     (hereinafter  called  the  "Company")

                                                               OF THE FIRST PART
AND:

     BRANT LITTLE, of #1458  409 Granville St., Vancouver, BC  V6C 1T2
     ------------                                                       (KH/BWL)


     (hereinafter  called  the  "Consultant"),

                                                              OF THE SECOND PART
                                                                      (KH/BWL)

WHEREAS: The Company and its affiliates carry on the business of developing and operating the Horsepower(TM) virtual horseracing game available on the Internet and the Company is in the business of operating the game as a U.S. dollar wagering site (the "Business"); the Consultant is an employee of the Contractor; the Contractor and the Consultant have experience in the Corporate Financing Business; the Company desires to secure the hereinafter described Services of the Contractor; the Contractor has agreed to provide its Services to the Company in accordance with the terms and conditions herein set forth.

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the respective covenants and agreements hereinafter contained and the sum of One Dollar now paid by the Company to the Contractor (the receipt and sufficiency of which is hereby acknowledged by the Contractor), the parties hereto agree as follows:

1.     Contract  for  Services.  The  Company  hereby  engages the Contractor to
       -----------------------
provide the consulting services specified in Schedule "A" hereto together with such other consulting services as the Company reasonably requests from time to time (the "Services") and the Contractor hereby accepts such engagement on the following terms and conditions.

2.     Responsibilities  of  Company.  The  Company  will:
       -----------------------------


                                                                       KH / BWL

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     (a)  Make available to the Consultant, information or data that the Company considers pertinent to the Services to be provided by the Consultant in connection with the Company's Business;

     (b) Consider all memoranda, reports and other documents prepared by the Consultant relating to the Services, and whenever prompt action is necessary, inform the Consultant of the Company's decisions in a reasonable time;

     (c)  Pay  in  full  when  due,  all  amounts  payable  to  the  Consultant;

     (d) Make such management personnel of the Company available to the Consultant as may reasonably necessary, in the opinion of the Company, be required for the Consultant to perform its consulting Services.

3.     Term.  Subject  to the provisions hereof the term of this Agreement shall
       ----
be one (1) year commencing January 31st, 2003 and terminating on January 30th, 2004 unless terminated in accordance with paragraphs 13 or 14 hereof.

4.     Provision  of  Consultant.  The  Contractor shall provide the services of
       -------------------------
the Consultant to perform the Services and the Consultant hereby agrees to perform the Services for the Company. The Contractor shall pay to the Consultant all amounts required to be paid to the Consultant to cause the Consultant to perform the Services and the Company shall have no obligation to pay or otherwise compensate the Consultant.

5.     Character and Extent of Services to be Provided.  It is the mutual intent
       -----------------------------------------------
of the parties that the Consultant shall act strictly in a professional consulting capacity as an independent contractor for all purposes and in all situations and shall not be considered an employee of the Company.

6.     Source Deductions.  The Company shall have no obligation to and shall not
       -----------------
make any source deductions with respect to the Contractor or the Consultant. The Contractor shall make all source deductions, if any, required to be made in respect of the Contractor and Consultant in respect of income tax, Canada
Pension Plan, Unemployment Insurance, Workers Compensation and all other required remittances and deductions, and remit same as and when required and shall indemnify and hold harmless the Company and each of its officers, directors and employees from any liability in respect thereof.

7.     Reporting.  The  Contractor  shall  cause the Consultant to report to the
       ---------
Chief  Executive  Officer  of  the  Company  (the  "Company's  Representative").

8.     Time and Place of Consulting Services.  The Contractor will determine the
       -------------------------------------
times and places at which the Services will be performed by Consultant provided that where such services require consultation with the management of the Company, the Contractor will cause the Consultant to attend at the premises of the Company or such other place as the Company may reasonably require. This would involve a minimum average of forty (40) hours per month. (KH/BWL)

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                                                                       KH / BWL

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9.     Working Facilities.  The Consultant shall supply facilities and materials
       ------------------
as necessary for the performance of its services; however, the Consultant shall, as reasonably required by the Company, attend the facilities of the Company.

10.     Compensation  and  Expenses.  The  Company  shall pay and the Contractor
        ---------------------------
agrees to accept as compensation for the Services to be rendered hereunder for the twelve (12) months a fee of, without duplication: U.S (KH/BWL) $5,000. payable in Sungold Entertainment Corp. common free trading shares valued on closing price at the last day of each month, together with GST thereon commencing the 28th of February 2003. After twelve (12) months, the compensation shall be as agreed between the parties but in any event not less than the first twelve (12) months. The Contractor shall provide proof of registration for GST, and shall include its GST Registration number on all invoices. Consultant will also receive a 10 percent finders fee for any Company approved financings provided by Consultant. Such fee will be paid in USD upon closing of financing.

11.     Performance  Criteria.  The  Services  shall  be  provided:  (i)  where
        ---------------------
specific written performance criteria have been agreed to by the Company's Representative in respect of the Services or any one or more aspects thereof, the Services shall be provided in accordance with such written specific performance criteria; (ii) in the absence of such written specific performance criteria the Services shall be provided in such manner as may be determined by written mutual agreement between the Company's Representative and the Consultant; and (iii) in the absence of any such written specific performance criteria and written mutual agreement then all such Services provided hereunder shall be provided to the reasonable satisfaction of the Company's Representative.

12.     Consultant's  Qualifications.  The Contractor and the Consultant jointly
        ----------------------------
and severally represent and warrant that the Consultant is qualified to provide the Services contemplated hereby and that the Consultant has the necessary qualifications and expertise to perform and provide the Corporate Financing Services required hereunder in a professional manner, in compliance with the highest ethical standards and all applicable laws and regulations. The Consultant covenants and agrees to provide the Services in a diligent, careful, skilful and efficient manner in keeping with the commercial standards of the Investment Banking Industry.

13.     Termination.  The  Company may not terminate this Agreement unless under
        -----------
the provisions of paragraph 14. The Contractor may terminate this Agreement after the first twelve months at any time by giving ninety (90) days written notice to the other provided that upon such termination becoming effective the Company shall pay in full to the Contractor the amount of fees, commission and bonuses then due and payable to the Contractor within ninety (90) days of receipt of the Contractor's final invoice.

14.     Termination  for  Cause.  Notwithstanding  anything herein contained the
        -----------------------

Company may terminate this Agreement without prior notice for just cause which shall include but not be limited to:

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                                                                       KH / BWL

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     (a)  failure  by the Contractor or the Consultant to comply with any of the provisions hereunder including, without limitation, failure, refusal or neglect by the Contractor or Consultant to perform or provide any aspect of the Services within the time permitted for its provision or performance as determined pursuant to the terms of this Agreement and upon the Contractor and Consultant being notified in writing by the Company's Representative alleging such failure and failing to remedy such failure within fifteen (15) days of receiving such notice;

     (b) the Contractor, the Consultant or any of its or his employees committing an act of fraud or dishonest or serious misconduct, or any act detrimental to the reputation of the Company in circumstances that would, in the reasonable opinion of the Company's Representative make the Contractor or Consultant unsuitable to continue to act on behalf of the Company; or

     (c) the Contractor or Consultant committing an act of bankruptcy or making a general assignment for the benefit of its creditors or otherwise taking advantage of laws relating to insolvency or creditors' rights including the appointment of a receiver over the assets of the Contractor or Consultant.

15.     Duty  of  Loyalty - No Conflict of Interest.  Each of the Contractor and
        -------------------------------------------
Consultant hereby agree to avoid and to cause their employees to avoid any circumstances or actions which might arguably place the Contractor, the Consultant or its or his/her employees or any of them in a position of divided loyalty regarding their obligations to the Company. The Contractor and Consultant will not, and will obtain from each of their employees an agreement in writing that he/she will not, utilize for its or his/her own benefit or that of a third party any information or potential business opportunities it or they may learn of as a result of the provision of the Services to the Company, without having first obtained the written consent of the Company.

16.     Non-Exclusive  Services.  The  parties  acknowledge  that this is not an
        -----------------------
exclusive consulting agreement and the Consultant, outside of the hours required by the Company's business and not in the Company's office, may provide services to third parties without the prior consent of the Company if such services will not create an actual or apparent conflict of interest with the activities of the Company or conflict with the obligations of the Consultant pursuant to this Agreement. The Contractor and the Consultant acknowledge and agree that both parties will be fully dedicated and on a first priority basis fulfil the obligations of this Agreement.




                                                                              4

                                                                       KH / BWL

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17.     Confidentiality.
        ---------------

17.1 The Services to be provided by the Consultant hereunder are sensitive in nature. The Contractor and the Consultant shall keep and shall cause their employees to keep in the strictest confidence all information regarding this Agreement and all information it may acquire in respect of the Company, as well as the nature and results of the Services the Consultant is to perform. During the course of this Agreement the Consultant may also be given access to confidential or proprietary information of the Company or another party with whom the Company may have signed a non-disclosure agreement. Without the prior written consent of the Company the Consultant shall not disclose or use any such information.

17.2 The scope of this obligation includes any Company proprietary information which is labelled or otherwise identified to the Consultant or his employees as confidential. It also includes any information regarding the purpose or details of the Contractor and Consultant's arrangement with the Company, the strategic or other business plans of the Company, proprietary information which is furnished to the Company by another under a non-disclosure agreement, and any evaluations, discussions or transactions involving another party in which the Consultant may be involved under this Agreement and whether pertaining to the Company or otherwise (the "Confidential Information").

17.3 The Consultant will exercise due diligence to maintain in confidence any Confidential Information which is disclosed to him/her. As used here the term "due diligence" means the same precaution and standard of care which the Consultant would use to safeguard its own proprietary information, but in no event less than reasonable care.

17.4 The Consultant may not reproduce, distribute or disclose any Confidential Information to others or use it for any commercial purpose outside this Agreement without first obtaining the written permission of the Company. The Consultant will ensure that any employee who is given access to the Confidential Information signs an appropriate agreement in the form and content provided by the Company from time to time requiring him/her to hold that information in confidence and to use it only in the course of the Company's Business.

17.5 This section does not impose any obligation on the Consultant if the information is:

     (a)  publicly  known  at  the  time  of  disclosure;

     (b) furnished by the Company to others without restrictions on its use or disclosure;

     (c)  legally  required  to be disclosed by a regulatory or legal authority;
          or

     (d) independently developed by the Consultant without the use of Confidential Information.

18.     Title  to  Documents  and  Work  Product.  All  draft and final reports,
        ----------------------------------------
notes, memoranda, budgets, plans, projections, records, documents, data bases, lists of contacts, leads or other information which the Consultant furnishes to the Company under this Agreement will become

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                                                                       KH / BWL
the sole property of the Company and the Consultant shall deliver all such items to the Company's Representative at the end of the Term or earlier termination of this Agreement and before receipt of final payment hereunder and all reports and database materials will be provided both as hard copy and on disk. The Consultant may keep a copy of such materials for record keeping purposes. The Company shall own all right and title to all ideas, materials or programs excluding pre-existing specified computer programs owned by the Consultant and modified for use by the Company which the Consultant make or conceive of in connection with the provision of Services to the Company under this Agreement.

19.     Assignment  and  Sub-contracting.  Neither  the  Contractor  nor  the
        --------------------------------
Consultant may assign or sub-contract this Agreement or any portion of it to another without the express written consent of the Company since the Company is relying on the special expertise of the Contractor and the Consultant to properly provide the Services.

20.     Provisions  which  Operating Following Termination.  Notwithstanding any
        --------------------------------------------------
termination of this Agreement for any reason whatsoever and with or without cause the provisions of sections 15, 17, 18 and 20 any other provisions of this Agreement necessary to give effect thereto shall continue in full force and effect following any such termination.

21.     Independent  Contractor.  This  Agreement  creates  only  an independent
        -----------------------
contractor relationship between the Company, the Contractor and the Consultant. Neither the Contractor nor the Consultant shall hold itself or himself or any of its or his employees or permitted sub-contractors out to be a partner, or agent for the Company. Neither the Contractor nor the Consultant shall create any obligations or responsibilities on behalf of the Company or in the name of the Company or purport to do so, or represent itself or himself to be authorized to do so, without the prior written consent of the Company's Representative. Neither the Contractor nor the Consultant shall have authority to act or to bind the Company in any way or to represent the Company as responsible for the actions of the Contractor or Consultant in any way. Neither the Consultant nor any other employee of the Contractor will be deemed to be an employee of the Company or entitled to any of the benefits provided by the Company to its employees. The Contractor and the Consultant only will be responsible for the acts of the Consultant.

22.     Agreement  Voluntary and Equitable.  The Company, the Contractor and the
        -----------------------------------
Consultant acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgment and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of the other party regarding any matters dealt with herein or incidental hereto. The Company, the Contractor and the Consultant further acknowledge and declare that they will each have carefully considered and understand the terms contained in the Agreement including, but without limiting the generality of the foregoing, the Contractor's and the Consultant's rights upon termination and the restrictions on the Contractor and the Consultant after termination, and acknowledge and agree that the said terms of this Agreement and rights and restrictions upon termination are mutually fair and equitable, and that they execute this Agreement voluntarily and of their own free will.

23.     General.  The  Contractor  and  the  Consultant  have been asked to seek
        -------
independent legal advice before signing this Agreement. This Agreement and the obligations of the parties shall be

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                                                                       KH / BWL
binding upon the parties and their heirs, executors, successors and permitted assigns. Save and except for the express provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the employment of the Contractor or the Consultant by the Company are hereby terminated and canceled. Neither the Contractor nor the Consultant may assign this Agreement without the prior written agreement of the Company. This Agreement and the instruments and schedules referred to herein constitute the entire agreement between the parties with respect to the subject matter of the agreement and supercede all prior agreements, undertakings negotiations and discussions, whether oral or written, between the parties and there are no warranties, conditions, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. British Columbia law governs this Agreement. Notices under this Agreement must be sent by personal delivery, facsimile or registered mail to the appropriate party at its address stated on the first page of this Agreement or to a new address if the other has been properly notified of the change. Such notice shall be deemed to be delivered, if by personal delivery when delivered; if by facsimile when the transmitting machine produces a report confirming the successful transmission; and if delivered by registered mail on the third day following such mailing. The headings in this Agreement are inserted for convenience only and shall not affect the interpretation hereof. If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and the foregoing clauses are declared to be separate and distinct covenants. The parties shall deliver to each other further documentation and shall perform such further acts as and when the same may be required to carry out and give effect to the terms and intent of this Agreement. No waiver or consent by a party of or to any breach or default by any other party shall be effective unless evidenced in writing, executed and delivered by the party so waiving or consenting and no waiver or consent effectively given as aforesaid shall operate as a waiver of or consent to any further or other breach or default in relation to the same or any other provision of this Agreement. Time is of the essence of this Agreement and of its performance.

24.     Counterparts.  This  Agreement  may  be  executed in counterparts and by
        ------------
facsimile each of which shall represent a signed original copy of this Agreement and all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.


SUNGOLD  ENTERTAINMENT  CORP.


Per:  /s/ Kim N. Hart
    ------------------------------
Kim N. Hart - President & CEO

                                                                       KH / BWL

SIGNED, SEALED AND DELIVERED  )              Dated as of this date     (KH/BWL)
in the presence of:) /s/ Bunny Logan May     January 31, 2002
                        (BUNNY LOGAN MAY)
                              )
BRANT W. LITTLE               )
------------------------------)
Name                          )          /s/ Brant Little
                              )          --------------------------
#1458  409 Granville St.     )          BRANT LITTLE
------------------------------)
Address                       )
                              )
Investment Banker             )
------------------------------)
Occupation                    )






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                                                                       KH / BWL

                                  SCHEDULE "A"

                       DESCRIPTION OF CONSULTING SERVICES


All duties, responsibilities and authority normally associated with the position of Corporate Financing Consultant/Advisor.






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                                                                       KH / BWL